Exhibit 10.1

EXECUTION VERSION

HEARTWARE INTERNATIONAL, INC.

REGISTRATION RIGHTS AGREEMENT

Dated as of December 1, 2013

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of December 1, 2013 (as it may be amended from time to time, this “Agreement”), among HeartWare International, Inc., a Delaware corporation (“Parent”), each of the stockholders of CircuLite, Inc., a Delaware corporation (the “Company”), executing and delivering a signature page hereto (each, together with any subsequent holder of Registrable Securities that becomes a party hereto in accordance with the terms hereof, a “Holder” and collectively, the “Holders”) and Shareholder Representative Services LLC, a Colorado limited liability company (the “Securityholder Representative”), as representative of the Holders and the other Company Securityholders. Capitalized terms used in this Agreement are defined in Article 1 of this Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent, the Company, Chronos Merger Sub Inc., a wholly-owned indirect subsidiary of Parent (“Merger Sub”), and the Securityholder Representative, as representative of the holders of the Company’s securities, are parties to that certain Agreement and Plan of Merger, dated as of December 1, 2013 (as it may be amended from time to time, the “Merger Agreement”), pursuant to which the Holders will receive shares of Parent Common Stock that will be issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, Parent has agreed to enter into this Agreement with the initial Holders to provide the Holders with certain registration rights with respect to the Parent Shares.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

(a) “Affiliate” has the meaning assigned thereto by Rule 12b-2 under the Exchange Act. In addition, for purposes of Section 5.1 and Section 6.6, “Affiliate” of a Holder shall also include one or more funds or other investment vehicles that are under common management with such Holder but, for the avoidance of doubt, shall not include any investors in such Holder, funds or other investment vehicles or any portfolio companies of any of the foregoing.

(b) “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions located in New York, New York are authorized or obligated by law or executive order to close.

(c) “Closing” means the closing of the transactions contemplated by the Merger Agreement.

(d) “Commission” means the Securities and Exchange Commission and any successor thereto.

(e) “Designated Holder” means each of the Holders identified on Schedule 1 hereto, and any Affiliate of such Person that becomes a Holder of Registrable Securities as a permitted assignee of such Person hereunder.

(f) “EDGAR” means the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(h) “Parent Common Stock” means (i) the common stock, par value $0.001 per share, of Parent and (ii) any and all equity interests of Parent or any successor of Parent (whether by merger, consolidation, sale of assets or otherwise) issued or issuable with respect to the foregoing by way of stock dividend or a stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

(i) “Parent Shares” means any and all shares of Parent Common Stock (i) issued to the Holders pursuant to the Merger Agreement either as Distributable Closing Consideration on the Closing Date or as a Milestone Payment or Revenue Payment on a Contingent Payment Date (but, for the avoidance of doubt, shall not include any shares of Parent Common Stock issued under the Management Sale Bonus Plan or the Award Plan) and (ii) issued or issuable with respect to the foregoing by way of stock dividend or a stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

(j) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(k) “Registrable Securities” means, at any time, the Parent Shares then held by any Holder; provided, however, that such Registrable Securities shall cease to be Registrable Securities with respect to any Holder upon the earliest to occur of the following:

(i) a registration statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and all such Registrable Securities have been disposed of in accordance with such registration statement;

(ii) such Registrable Securities have been sold under any section of Rule 144;

(iii) such Registrable Securities can be disposed of without registration and without regard to the volume limitation or manner of sale requirement pursuant to Rule 144; provided that such Registrable Securities held by a Designated Holder shall continue to constitute Registrable Securities solely for purposes of conducting Permitted Underwritten Offerings, but not for any other purpose (including, for the avoidance of doubt, not for purposes of Section 2.1 hereof); and provided further that such Registrable Securities shall become Registrable Securities again for all purposes under this Agreement at such later time as they may cease to be eligible for resale without regard to the volume limitation or manner of sale requirement pursuant to Rule 144 due to either (1) Parent’s failure to meet the public information requirement of Rule 144(c)(1) or (2) a material amendment of the Merger Agreement that prevents such Registrable Securities from benefiting from Rule 144(d)(3)(iii) (a “Reinstatement Event”);

(iv) such Registrable Securities are held by Parent or one of its subsidiaries; or

(v) such Registrable Securities have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.

(l) “Registration Expenses” means any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (i) all registration and filing fees; (ii) all fees and expenses associated with a required listing of the Registrable Securities on any securities exchange or quotation service; (iii) fees and expenses with respect to filings required to be made with the NASDAQ Stock Market (and/or such other national securities exchange or national quotation service on which shares of Parent Common Stock are then listed or quoted) or the Financial Industry Regulatory Authority (and, if applicable, the reasonable and documented fees and disbursements of one counsel to the underwriters in a Permitted Underwritten Offering incident to securing any required review and qualification of the Financial Industry Regulatory Authority); (iv) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of one counsel for the underwriters in a Permitted Underwritten Offering or Holders of Registrable Securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (v) printing expenses, messenger, telephone, mailing and delivery expenses; (vi) fees and disbursements of counsel for Parent and customary fees and expenses for independent registered public accountants retained by Parent (including the expenses of any comfort letters or costs associated with the delivery by independent registered public accountants of a comfort letter or comfort letters); (vii) reasonable and documented fees and expenses for one counsel for all Holders appointed by the Securityholder Representative and incurred (1) for the review of the Initial Registration Statement up to an aggregate of $10,000, (2) for the review of any revisions made by Parent to a previously approved prospectus supplement up to an aggregate of $10,000 during the term of this Agreement or (3) in connection with a Permitted Underwritten Offering or Parent Underwritten Offering up to an aggregate of $50,000 per such offering (for up to three such offerings); and (viii) customary fees and expenses of Parent’s transfer agent and registrar; provided, however, that Registration Expenses shall not include, and Parent shall not have any obligation to pay, (a) underwriting or placement agent fees, including discounts and commissions with respect to shares sold by a Holder pursuant to this Agreement, (b) except to the extent expressly provided otherwise in the foregoing, and without prejudice to Section 4.1, any legal fees and expenses of counsel to any Holder or underwriter or any other expenses incurred by or on behalf of any Holder or the Securityholder Representative or (c) any expenses related to the transfer of Registrable Securities by a Holder pursuant to Section 6.6, including expenses related to the preparation and filing of an amended prospectus.

(m) “Rule 144” means Rule 144 under the Securities Act or any successor rule.

(n) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(o) “Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

Section 1.2 List of Other Defined Terms. The following capitalized terms are defined in the sections or articles set forth below:

“Agreement”	Preamble
“Company”	Preamble
“Contingent Payment Parent Shares”	Section 2.1(b)
“Contingent Payment Registration Statement”	Section 2.1(b)
“Holder” and “Holders”	Preamble
“Initial Parent Shares”	Section 2.1(a)
“Initial Registration Statement”	Section 2.1(a)
“Inspectors”	Section 3.1(k)
“Merger Agreement”	Recitals
“Merger Sub”	Recitals
“Parent”	Preamble
“Parent Underwritten Offering”	Section 2.3
“Permitted Underwritten Offering”	Section 2.2(a)
“Records”	Section 3.1(k)
“Reinstatement Event”	Definition of Registrable Securities
“Representative Losses”	Section 6.1(b)
“Securityholder Representative”	Preamble
“Violation”	Section 4.1

ARTICLE 2

REGISTRATION RIGHTS

Section 2.1 Shelf Registration.

(a) Initial Registration Statement.

(i) Parent shall use its reasonable best efforts to prepare and file with the Commission as promptly as practicable and in any event within twenty-five (25) Business Days following the Closing Date a registration statement (the “Initial Registration Statement”) on Form S-3, Form S-1 or such other form that is then available to Parent and use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable, in each case registering the offering and sale of a number of Parent Shares equal to the sum of (x) the Parent Shares to be issued under the Merger Agreement at Closing as part of the Closing Payment and (y) the Parent Shares that are expected to be issued in connection with a Relaunch Milestone Payment under the Merger Agreement ((x) and (y) together, the “Initial Parent Shares”) by the Holders thereof; provided that during such twenty-five Business Day-period (as such period may be extended pursuant to the subsequent proviso) Parent shall not be required to file such Initial Registration Statement before it has available for filing with the Commission historical financial statements of the Company and pro forma financial statements relating to the acquisition effected by the Merger that comply in all material respects with Rule 3-05 and Article 11 of Regulation S-X and Item 9.01 of Form 8-K; provided further that if such historical financial statements or pro forma financial information are not available at the end of such twenty-five Business Day-period, such period shall be extended by an additional ten (10) Business Days. To the extent Parent is then eligible therefor, the Initial Registration Statement shall be an automatic shelf registration statement as defined in Rule 405 under the Securities Act. Parent shall, subject to Section 2.7, keep the Initial Registration Statement, once effective, continuously effective to the extent provided in clause (ii) below, until all Initial Parent Shares covered thereby have ceased to be Registrable Securities. The Initial Registration Statement shall have a reasonable and customary plan of distribution (excluding underwritten offerings, except Permitted Underwritten Offerings and Parent Underwritten Offerings).

(ii) If either:

(A) the Initial Registration Statement has ceased to be effective prior to the date on which all Initial Parent Shares covered thereby have ceased to be Registrable Securities; or

(B) all Initial Parent Shares have ceased to be Registrable Securities, but have thereafter become Registrable Securities again pursuant to a Reinstatement Event and no registration statement is then effective that would permit the public offering and sale of such Initial Parent Shares on a continuous basis pursuant to Rule 415 under the Securities Act;

then, in each case, Parent shall prepare and file with the Commission as promptly as practicable, but in any event within thirty (30) Business Days thereof, a new Initial Registration Statement in accordance with clause (i) of this subsection (a) with respect to all Initial Parent Shares that are then Registrable Securities, and use its reasonable best efforts to cause such registration statement to become effective.

(b) Contingent Payment Registration Statement.

(i) If any Parent Shares are issued on a Contingent Payment Date as a Milestone Payment or a Revenue Payment and those Parent Shares are not otherwise covered by the Initial Registration Statement and are then Registrable Securities (any such Parent Shares, “Contingent Payment Parent Shares”), then Parent shall prepare and file with the Commission as promptly as practicable, but in any event within thirty (30) Business Days of such issuance a registration statement (a “Contingent Payment Registration Statement”) on Form S-3, Form S-1 or such other form that is then available to Parent, and use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable, in each case registering the offering and sale of such Contingent Payment Parent Shares by the Holders thereof. To the extent Parent is then eligible therefor, the Contingent Payment Registration Statement shall be an automatic shelf registration statement as defined in Rule 405 under the Securities Act. Parent shall, subject to Section 2.7, keep such Contingent Payment Registration Statement, once effective, continuously effective to the extent provided in clause (ii) below until all Contingent Payment Shares covered thereby have ceased to be Registrable Securities. Each Contingent Payment Registration Statement shall include a reasonable and customary plan of distribution (excluding underwritten offerings, except Permitted Underwritten Offerings and Parent Underwritten Offerings).

(ii) If either:

(A) such Contingent Payment Registration Statement has ceased to be effective prior to the date on which the Contingent Payment Shares covered thereby have ceased to be Registrable Securities; or

(B) all such Contingent Payment Parent Shares have ceased to be Registrable Securities, but have thereafter become Registrable Securities again pursuant to a Reinstatement Event and no registration statement is then effective that would permit the public offering and sale of such Contingent Payment Parent Shares on a continuous basis pursuant to Rule 415 under the Securities Act;

then, in each case, Parent shall prepare and file with the Commission as promptly as practicable, but in any event within thirty (30) Business Days thereof, a new Contingent Payment Registration Statement in accordance with clause (i) of this subsection (b) with respect to all such Contingent Payment Parent Shares that are then Registrable Securities, and use its reasonable best efforts to cause such registration statement to become effective.

(c) Management Sale Bonus Plan and Award Plan. Substantially concurrently with the filing of the Initial Registration Statement, Parent shall file a registration statement on Form S-8 covering the issuance of shares of Parent Common Stock under the Management Sale Bonus Plan and the Award Plan. Parent shall use its reasonable best efforts to keep such registration statement effective for as long as any shares of Parent Common Stock remain issuable under the Management Sale Bonus Plan or the Award Plan, as applicable. Notwithstanding anything else to the contrary herein, other than this Section 2.1(c), none of the provisions of this Agreement shall apply to such registration statement on Form S-8, and it shall not be considered a “registration statement” for any other purpose.

Section 2.2 Underwritten Offerings.

(a) Subject to Section 2.3 through Section 2.7, Designated Holders shall be entitled to offer and sell their Registrable Securities pursuant to an underwritten public offering; provided that the number of Registrable Securities to be sold in such offering is equal to or greater than six (6) times the average daily trading volume in Parent Common Stock reported as “VWAP Volume” by Bloomberg (or any successor provider using similar methodology) during the 30 trading days prior to the delivery of the notice described in Section 2.2(b) (each such underwritten offering, a “Permitted Underwritten Offering”).

(b) Designated Holders intending to participate in any Permitted Underwritten Offering must notify Parent thereof in a written notice delivered by the Securityholder Representative that includes all information typically included in a selling stockholder notice and questionnaire. Parent shall select the managing underwriter and any additional underwriters to be used in connection with a Permitted Underwritten Offering, subject to the prior written consent of the Securityholder Representative, such consent not to be unreasonably withheld or delayed. Notwithstanding anything else herein, in no event shall Designated Holders be entitled to effect more than one (1) Permitted Underwritten Offering in any twelve month period or more than three (3) Permitted Underwritten Offerings during the term of this Agreement.

(c) Parent shall prepare and file with the Commission as promptly as practicable, and in any event within thirty (30) Business Days of the notice described in Section 2.2(b), a registration statement on an appropriate form under the Securities Act covering the Permitted Underwritten Offering, and use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable. To the extent that Parent is then eligible therefor, such registration statement shall be an automatic shelf registration statement as defined in Rule 405 under the Securities Act.

(d) Parent’s obligations under this Section 2.2 are subject to Section 2.7, and in the event that Parent exercises any of its rights under Section 2.7, the Securityholder Representative may, by giving written notice to Parent within five (5) Business Days of receipt of notice from Parent under Section 2.7, terminate such Permitted Underwritten Offering, and any offering so terminated shall not count towards the limitation on the number of Permitted Underwritten Offerings in Section 2.2(b), but any Permitted Underwritten Offering that is terminated for any other reason shall count towards such limitation.

Section 2.3 Parent Registration. At any time following receipt of a notice from the Securityholder Representative of a request for a Permitted Underwritten Offering pursuant to Section 2.2(b), Parent may elect, in lieu of such Permitted Underwritten Offering to include all or a portion of the Registrable Securities to be sold in such Permitted Underwritten Offering in an underwritten public offering by Parent of any of its stock or other equity securities (“Parent Underwritten Offering”). Parent shall provide written notice of such election to the Securityholder Representative, and such notice shall suspend Parent’s obligations under Section 2.2 for as long as Parent is in good faith pursuing such Parent Underwritten Offering for up to sixty (60) calendar days; provided that such period may be extended for any reasonable period recommended by the managing underwriter or underwriters for such Parent Underwritten Offering. Parent shall have the right to select the managing underwriter(s) for any Parent Underwritten Offering, which shall be one or more investment banking firms of nationally recognized standing. All Designated Holders proposing to distribute their Registrable Securities through such Parent Underwritten Offering shall enter into an underwriting agreement among Parent and the underwriters in customary form, and such other agreements, including, but not limited to, custody agreements and lock-up agreements, requested by the managing underwriters, so long as all Designated Holders participating in such Parent Underwritten Offering are required to enter into substantially similar custody agreements or lock-up agreements, as the case may be; provided that no Designated Holder shall be required to make any representations or warranties or give any indemnities other than those related to title and ownership of, and power and authority to transfer, Registrable Securities and as to the accuracy and completeness of statements made in a registration statement, prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to Parent or the managing underwriter(s) by such Designated Holder pertaining exclusively to such Designated Holder. Any Parent Underwritten Offering conducted in lieu of a Permitted Underwritten Offering shall count towards the limitation on the number of Permitted Underwritten Offerings in Section 2.2(b), unless the amount of Registrable Securities to be included in such Parent Underwritten Offering is reduced pursuant to Section 2.4 to less than 65% of the amount specified in the notice pursuant to Section 2.2(b), Parent exercises its rights under Section 2.7 with respect to such Parent Underwritten Offering or Parent terminates such Parent Underwritten Offering pursuant to the next sentence. Parent may decide to terminate any Parent Underwritten Offering at any time in its sole discretion, whether or not any Designated Holder has elected to include Registrable Securities in such Parent Underwritten Offering.

Section 2.4 Underwriting Requirements. If the total amount of securities, including Registrable Securities, to be included in a Parent Underwritten Offering pursuant to Section 2.3 exceeds the maximum amount of securities that the underwriters determine in their sole discretion will jeopardize the success of such Parent Underwritten Offering, then Parent shall be required to include in such Parent Underwritten Offering only that number of Registrable Securities of the Designated Holders participating therein which the underwriters determine in their sole discretion will not jeopardize the success of such Parent Underwritten Offering (the Registrable Securities so included to be apportioned pro rata among such Designated Holders according to the total amount of Registrable Securities sought to be included therein by each such Designated Holder or in such other proportions if mutually agreed to by such Designated Holders).

Section 2.5 Furnish Information. It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Article 2 with respect to the Registrable Securities of any Holder that such Holder furnish to Parent such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities and are typically included in a selling stockholder notice and questionnaire.

Section 2.6 Expenses of Registration. Except as otherwise provided in this Agreement, Parent shall bear all Registration Expenses relating to Registrable Securities that are incurred pursuant to this Agreement. The Holders shall bear all expenses (other than any Registration Expenses) incurred in connection with the performance by the Holders of their obligations under the terms of this Agreement; provided that the Designated Holders proposing to sell Registrable Securities in a Permitted Underwritten Offering shall bear any Registration Expenses incurred in connection therewith if the request for such Permitted Underwritten Offering is withdrawn prior to its consummation (other than a withdrawal pursuant to Section 2.2(d) in response to Parent’s exercise of its suspension rights under Section 2.7 or a termination of a Parent Underwritten Offering by Parent pursuant to Section 2.3), and such Designated Holders shall promptly reimburse Parent for any such Registration Expenses promptly upon request.

Section 2.7 Suspension Rights. Notwithstanding anything to the contrary contained herein, Parent may, upon written notice (which notice shall include a certificate signed by an executive officer of Parent stating that Parent is exercising its rights under this Section 2.7, a general statement of the reason for the suspension and an estimate of the length of the suspension) to the Securityholder Representative, suspend (x) Parent’s obligation to file or have declared or keep effective any registration statement or any amendment thereto and (y) any Holder’s use of any prospectus which is part of any registration statement (in which event each Holder shall discontinue sales of Registrable Securities pursuant to such registration statement) if (a) Parent is pursuing a material financing, acquisition, merger, joint venture, reorganization, disposition or other similar transaction or Parent is resolving comments on its public filings with the Commission and the board of directors of Parent, or a validly appointed committee thereof, determines in its good faith judgment that the use of the prospectus would materially interfere with Parent’s ability to pursue or consummate such a transaction or resolve such comments with the Commission or would require the public disclosure thereof or (b) Parent is in the possession of other material non-public information the disclosure of which at such time, in the good faith judgment of the board of directors of Parent, or a validly appointed committee thereof, would reasonably be expected not to be in the best interests of Parent; provided, however, that (i) there shall be no more than two suspensions in any period of twelve consecutive months and in no event shall such suspension period exceed an aggregate of ninety (90) days in any consecutive 365-day period and (ii) during the first six months following the Closing Date, there shall not be suspension periods exceeding sixty (60) days in the aggregate. Upon disclosure of such information or the termination of the condition described above, Parent shall promptly (x) provide notice to the Securityholder Representative, (y) terminate any suspension of sales it has put into effect and (z) take such other actions necessary to permit registered sales of Registrable Securities as required or contemplated by this Agreement, including, if necessary, preparation and filing of a post-effective amendment or prospectus supplement so that the relevant registration statement and any prospectus forming a part thereof will not include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

Section 2.8 Ongoing Reporting. So long as a Holder owns any Registrable Securities, Parent shall furnish to such Holder forthwith upon written request: a written statement by Parent as to its compliance with the reporting requirements of Rule 144(c)(1) under the Securities Act (which obligation Parent shall be deemed to have complied with by indicating its compliance in its most recent annual or quarterly report filed with the Commission); a copy of the most recent annual or quarterly report of Parent (which obligation Parent shall be deemed to have complied with if such report is available on EDGAR); and such other Securities Act or Exchange Act reports as such Holder may reasonably request (which obligation Parent shall be deemed to have complied with if such reports are available on EDGAR).

ARTICLE 3

REGISTRATION PROCEDURES

Section 3.1 Registration Procedures. Whenever required to effect the registration of Registrable Securities or facilitate the distribution thereof pursuant to an already effective registration statement, Parent shall, as expeditiously as reasonably practicable:

(a) prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the period in which such registration statement is required to be kept effective pursuant to Section 2.1; provided, however, that before filing such registration statement or any amendments or supplements thereto or the prospectus used in connection therewith, Parent will furnish copies of all such documents proposed to be filed (other than Exchange Act documents incorporated by reference), to counsel for the Selling Holders, the underwriters in a Permitted Underwritten Offering or Parent Underwritten Offering and counsel for such underwriters of Registrable Securities covered by such registration statement, provide reasonable time for the Securityholder Representative, such underwriters (if any) and their respective counsel to comment upon such documents if so requested by the Securityholder Representative or any such underwriters and consider all such comments reasonably requested by the Securityholder Representative, underwriters (if any) and their respective counsel, it being agreed that references to counsel for the Selling Holders in this Section 3.1(a) shall refer to one counsel designated by the Securityholder Representative; and provided further that, in the case of a Parent Underwritten Offering, Parent shall be required to consider only those comments that are received within one (1) Business Day of the date on which Parent has provided the relevant document;

(b) furnish to each Holder of Registrable Securities being registered and the underwriters in a Permitted Underwritten Offering or Parent Underwritten Offering, if any, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits)

other than those which are being incorporated into such registration statement by reference, such number of copies of the prospectus contained in such registration statements (including each complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act as the Securityholder Representative or managing underwriter, if any, may reasonably request, in each case to the extent any such documents are not available on EDGAR;

(c) register or qualify all Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Securityholder Representative and the underwriters of the securities being registered, if any, shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement is required to be kept effective, and take any other action which may be reasonably necessary to enable the Holders to consummate the disposition in such jurisdiction of the Registrable Securities owned by the Holders; provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to the service of process in any state or jurisdiction in which it is not now qualified or has not now so consented;

(d) notify the Securityholder Representative if at any time a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, Parent becomes aware of the happening of any event as a result of which the applicable registration statement or the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Securityholder Representative, promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such registration statement or such prospectus as may be necessary so that such registration statement or, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent such documents are not available on EDGAR;

(e) comply or continue to comply with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission thereunder so as to enable any Holder to sell its Registrable Securities pursuant to Rule 144, including without limitation to make and keep public information available, as those terms are understood and defined in Rule 144(c)(1), and, upon written request by such Holder and to the extent permitted by law, reasonably cooperate in the removal of restrictive legends on such Registrable Securities to enable such sale;

(f) provide a transfer agent and registrar for all Registrable Securities covered by a registration statement not later than ten (10) Business Days prior to the anticipated effective date of such registration statement;

(g) notify the Securityholder Representative, promptly after it shall receive notice thereof, of the time when such registration statement, or any post-effective amendments to the registration statement, shall have become effective, or a supplement to any prospectus forming part of such registration statement has been filed;

(h) notify the Securityholder Representative of any request by the Commission for the amendment or supplement of such registration statement or prospectus for additional information to the extent such request relates to the plan of distribution or information about the Selling Holders;

(i) advise the Securityholder Representative, promptly after it shall receive notice or obtain knowledge thereof, of (i) the issuance of any stop order, injunction or other order or requirement by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use all commercially reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal if such stop order, injunction or other order or requirement should be issued, (ii) the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation or threat of initiation of any proceedings for that purpose and (iii) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension;

(j) use commercially reasonable efforts to obtain as soon as practicable the lifting of any stop order that might be issued suspending the effectiveness of such registration statement;

(k) make available for inspection by any underwriter participating in any Permitted Underwritten Offering or Parent Underwritten Offering and any attorney, accountant or other professional retained by such underwriter (collectively, the “Inspectors”), during normal business hours, all financial and other records, pertinent corporate documents and properties of Parent (collectively, the “Records”) as shall be reasonably requested, and cause Parent’s officers, directors and authorized employees to supply all information reasonably requested by any such Inspector in connection with establishing a defense under Section 11 of the Securities Act with respect to such registration statement. Records which Parent determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of the information contained in such Records to the underwriter is necessary to avoid or correct a misstatement or omission in such registration statement, (ii) such disclosure is necessary to establish a due diligence defense for the underwriter, or (iii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, provided, however, that the foregoing inspecting and information gathering shall be conducted by one counsel designated by the managing underwriter in the Permitted Underwritten Offering or Parent Underwritten Offering, as applicable;

(l) with respect to Permitted Underwritten Offerings only, furnish to each underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to Parent and updates thereof and customary negative assurance letters and (ii) if eligible under applicable accounting standards, a comfort letter or comfort letters from Parent’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter reasonably requests; and

(m) if a disposition of Registrable Securities takes the form of a Permitted Underwritten Offering or Parent Underwritten Offering, enter into a written underwriting, placement or similar agreements with any underwriters, placement agents or brokers in such form and containing such provisions as are customary for an issuer in connection with a secondary sale of equity securities pursuant to an underwritten public offering and use its commercially reasonable efforts to facilitate such Permitted Underwritten Offering (including by making members of senior management of Parent reasonably available, subject to availability and without undue disruption to Parent’s operations, to participate in customary brief due diligence calls with the underwriters, but not including any “road-show” or other marketing activities other than one customary investor call per offering if so recommended by the managing underwriter).

Section 3.2 Covenants of Holders.

(a) In connection with the filing of any registration statement covering Registrable Securities pursuant to this Agreement, each Selling Holder shall furnish in writing to Parent through the Securityholder Representative at least ten (10) Business Days prior to the filing of a registration statement to be filed hereunder such information regarding such Holder (and any of its Affiliates), the Registrable Securities to be sold, the intended method of distribution of such Registrable Securities and such other information requested by Parent as is necessary or it reasonably deems advisable for inclusion in the registration statement relating to such offering pursuant to the Securities Act and as is typically included in a selling stockholder notice and questionnaire, all of which information Parent shall have requested before the fifteenth Business Day prior to the filing of such registration statement. Each such Selling Holder agrees to notify Parent as promptly as practicable of any inaccuracy or change in information previously furnished by such Selling Holder to Parent or of the occurrence of any event in either case as a result of which any prospectus relating to such registration statement contains or would contain an untrue statement of a material fact regarding such Selling Holder or such Selling Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Selling Holder or such Selling Holder’s intended method of disposition of such Registrable Securities necessary in order to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to Parent any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Selling Holder or such Selling Holder’s intended method of disposition of Registrable Securities, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances then existing. Each Selling Holder agrees to deliver or cause delivery of the prospectus contained in any registration statement to any purchaser of the Registrable Securities covered by such registration statement from such Holder to the extent required by law.

(b) Each Holder agrees by acquisition of the Registrable Securities that (i) upon receipt of any notice from Parent pursuant to Section 2.7 that the use of a prospectus included in a registration statement is suspended, such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of a notice from Parent pursuant to Section 2.7 that such suspension has been terminated; (ii) upon receipt of any notice from Parent of the happening of any event of the kind described in Section 3.1(d), such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(d); (iii) upon receipt of any notice from Parent of the happening of any event of the kind described in clause (i) of Section 3.1(i), such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement until such Holder’s receipt of the notice described in clause (iii) of Section 3.1(i); and (iv) upon receipt of any notice from Parent of the happening of any event of the kind described in clause (ii) of Section 3.1(i), such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement in the applicable state jurisdiction(s) until such Holder’s receipt of the notice described in clause (iii) of Section 3.1(i). Each Holder shall treat all notices received from Parent pursuant to Section 2.3, Section 2.7, Section 3.1(d) or Section 3.1(i), including the fact that any such notice has been received, in the strictest confidence.

ARTICLE 4

INDEMNIFICATION

Section 4.1 Indemnification by Parent. To the fullest extent permitted by law, Parent shall indemnify and hold harmless each Selling Holder, any underwriter (as defined in the Securities Act) for such Selling Holder and each Person, if any, who controls such Selling Holder or such underwriter within the meaning of the Securities Act or the Exchange Act, and each officer, director, agent (including the Securityholder Representative), employee and partner of the foregoing against any losses, claims, damages, liabilities (joint or several), costs and expenses (or actions in respect of any of the foregoing, whether commenced or threatened, and whether or not such indemnified party is a party thereto), including amounts paid in settlement, arising out of or based upon any of the following statements or omissions (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any other document incorporated by reference therein or prepared by Parent incident to such registration or (ii) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading; and Parent will pay to each such indemnified party any expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, including, subject to Section 4.3, expenses of counsel; provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld), nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (x) a Violation which occurs in reliance upon and in conformity with information with respect to such Selling Holder, underwriter or controlling person furnished in writing expressly for use in connection with such registration by such Selling Holder, underwriter or controlling person or (y) a sale of Registrable Securities by such Selling Holder in violation of Section 3.2(b).

Section 4.2 Indemnification by the Holders. To the fullest extent permitted by law, each Selling Holder, severally and not jointly, shall indemnify and hold harmless Parent, each of its directors, each of its officers who has signed the registration statement in which the Selling Holder is participating, each Person, if any, who controls Parent within the meaning of the Securities Act, any underwriter and any controlling person of any such underwriter, against any losses, claims, damages, liabilities (joint or several), costs and expenses (or actions in respect of any of the foregoing, whether commenced or threatened), including amounts paid in settlement, in connection with, arising out of or based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished in writing by or on behalf of such Holder, with respect to such Holder, expressly for use in connection with such registration statement, and each such Holder will pay to each such indemnified party any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Securityholder Representative (which consent shall not be unreasonably withheld); provided further that the obligation to indemnify and hold harmless shall be several, not joint and several, among such Selling Holders and the liability of each such Selling Holder shall be in proportion to and limited to the net proceeds (after giving effect to underwriting discounts and commissions) received by such Selling Holder from the sale of Registrable Securities pursuant to such registration statement.

Section 4.3 Notices of Claims, Etc. In the event of the commencement of any action or proceeding (including any governmental investigation) with respect to which an indemnified party seeks indemnification or contribution pursuant to this Article 4, such indemnified party will promptly deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume, at the indemnifying party’s expense, the defense thereof, with counsel reasonably satisfactory to the indemnified party, by giving written notice to the indemnified party within twenty (20) days of the receipt of written notice from the indemnified party of such proceeding of its intention to do so and acknowledging in writing the obligations of the indemnifying party with respect to such proceeding; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of receipt of notice of any such proceeding shall not relieve the indemnifying party of any liability to the indemnified party under this Article 4 except to the extent the indemnifying party was materially prejudiced by such failure (and, in any event, the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Article 4). No indemnifying party, in the defense of any pending or threatened claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement unless such settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom. For purposes of this Section 4.3, all Holders and their respective Affiliates and the Securityholder Representative together shall be deemed to constitute one indemnified party that is represented by the Securityholder Representative.

Section 4.4 Contribution. If the indemnification provided for in this Article 4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 4.4 were to be determined solely by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. In no event shall the liability of an indemnifying party under this Section 4.4 be greater in amount than such Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 4.1 or Section 4.2, as applicable, had been available under the circumstances. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation. A Selling Holder’s obligation to contribute pursuant to this Section 4.4 shall be in proportion to and limited to the net proceeds (after giving effect to underwriting discounts and commissions) received by such Selling Holder from the sale of Registrable Securities pursuant to such registration statement. In addition, no Person shall be obligated to contribute hereunder any amounts in payment of any settlement of any action effected without such Person’s consent (such consent not to be unreasonably withheld).

Section 4.5 Survival; Conflict. The obligations of Parent and the Holders under this Article 4 shall survive the completion of any offering of Registrable Securities covered by a registration statement under Article 2. Notwithstanding the foregoing, except to the extent set forth herein with respect to indemnification of Parent, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with a Permitted Underwritten Offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

ARTICLE 5

MARKET STAND-OFF AGREEMENT

Section 5.1 Market Stand-Off Agreement. Each Designated Holder hereby agrees that it shall not, to the extent required by an underwriter of securities of Parent in connection with an underwritten offering in which any Designated Holder participates, directly or indirectly sell, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell (including without limitation any short sale), grant any option, right or warrant for the sale of or otherwise transfer or dispose of any Registrable Securities for up to ninety (90) days following the date of an underwriting agreement with respect to a firm commitment underwritten public offering of Parent’s securities without the consent of the underwriter; provided that if Parent or other stockholders of Parent participating in the offering (holding, individually, at least a similar number of shares of Parent Common Stock following such offering as are held by such Designated Holder and its Affiliates after such offering), shall enter into similar agreements in connection with such underwritten public offering on less restrictive terms, the foregoing restrictions shall be deemed amended to conform to such less restrictive terms, and if any such other stockholders do not enter into any such similar agreements, each Designated Holder shall not be required to enter into any such similar agreements.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Securityholder Representative.

(a) By delivering a signature page to this Agreement or otherwise becoming a party hereto, each Holder designates and appoints the Securityholder Representative as such Holder’s agent and attorney-in-fact with full power and authority to act for and on behalf of such Holder in all matters pertaining to this Agreement. Notices and communications sent to the Securityholder Representative by Parent shall be deemed notices and communications to each of the Holders, and notices and communications sent to Parent by the Securityholder Representative shall be deemed notices and communications by each of the Holders, in each case for all purposes under this Agreement. Any document delivered to the Securityholder Representative pursuant to this Agreement shall be deemed delivered to each Holder. A decision, consent, waiver, instruction or any other act or omission to act on the part of the Securityholder Representative shall constitute an act or omission by each of the Holders and shall be final, binding and conclusive upon each of them. Parent may conclusively rely upon such act or omission on the part of the Securityholder Representative as being the act or omission of each of the Holders, and Parent and each of its directors, officers, employees and agents are hereby relieved from any liability for any acts or omissions on their part taken in accordance with any such act or omission on the part of the Securityholder Representative. As used in this

Agreement, the term “Securityholder Representative” includes any successor Securityholder Representative appointed in accordance with the terms of its engagement.

(b) The Holders shall indemnify, defend and hold the Securityholder Representative harmless against, and the Securityholder Representative shall have no liability to the Holders in respect of, any and all losses, liabilities, expenses, damages, claims, penalties, fines, forfeitures, actions, out of pocket fees, costs and expenses (including reasonable and documented fees and expenses of counsel) (collectively, “Representative Losses”) arising out of or in connection with the Securityholder Representative’s execution and performance of the Transaction Documents, in each case as such Representative Loss is suffered or incurred absent the Securityholder Representative’s or its Affiliates’ gross negligence, fraud or willful misconduct. The Securityholder Representative may, in its discretion, direct the disbursement of a portion of any payment payable to the Holders pursuant to the Merger Agreement as reimbursement in respect of any such Representative Loss, prior to disbursing the remaining amount of such payment to the Holders. Notwithstanding anything to the contrary herein, the provisions of Section 6.7 of the Merger Agreement shall be deemed incorporated by reference herein and shall apply with respect to the parties hereto mutatis mutandis and to the extent that there is any conflict between the provisions of this Section 6.1 and Section 6.7 of the Merger Agreement, the provisions of Section 6.7 of the Merger Agreement shall govern. For the avoidance of doubt, this Section 6.1(b) is an agreement solely among the Securityholder Representative and the Holders and shall in no way be binding on Parent.

Section 6.2 Termination; Survival.

(a) Subject subsections (b) and (c) below, the rights of each Holder under this Agreement shall terminate upon the earlier of (i) the date that all of the Registrable Securities held by such Holder cease to be Registrable Securities, and (ii) one year from the date of this Agreement.

(b) If any Registrable Securities have ceased to be Registrable Securities but have subsequently become Registrable Securities again pursuant to a Reinstatement Event, the rights of the Holder of such Registrable Securities under this Agreement shall be reinstated with respect to such Registrable Securities and shall terminate upon the earlier of (i) the date that such Registrable Securities have subsequently ceased to be Registrable Securities and (ii) the first anniversary of the Reinstatement Event.

(c) The rights of the Designated Holders to request a Permitted Underwritten Offering under Section 2.2 shall terminate on the tenth anniversary hereof.

(d) Unless previously terminated pursuant to subsections (a), (b) or (c) of this Section 6.2, the rights of all Holders under this Agreement shall terminate six months after the tenth anniversary hereof.

(e) The obligations of the parties under Article 4, Section 6.15, Section 6.16 and Section 6.17 and any claim based on fraud or intentional misrepresentation, shall survive the termination of this Agreement.

Section 6.3 Counterparts; Additional Holders. This Agreement may be executed manually or by facsimile or by other electronic transmission in multiple counterparts. If so executed, all of such counterparts shall constitute but one agreement, and, in proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Holders of Registrable Securities that are not party to this Agreement as of the date hereof but are either (x) entitled to receive Registrable Securities pursuant to the Merger Agreement or (y) permitted assigns of holders of Registrable Securities pursuant to Section 6.6, may execute counterparts to this Agreement or a customary joinder agreement without the consent or additional signatures of the Holders party hereto, and upon Parent’s receipt of such additional holder’s executed signature pages or, at the request of Parent, an executed joinder agreement hereto, such additional holder shall be deemed a party hereto.

Section 6.4 Prior Agreement; Construction; Entire Agreement. This Agreement represents and constitutes the entire agreement among each of the parties hereto with respect to the subject matter hereof. It is expressly understood that no representations, warranties, guarantees or other statements shall be valid or binding upon a party unless expressly set forth in this Agreement. It is further understood that any prior agreements or understandings between the parties with respect to the subject matter hereof have merged in this Agreement, which together fully express all agreements of the parties hereto as to the subject matter hereof and supersede all such prior agreements and understandings.

Section 6.5 Notices. Any notice or communication required under or otherwise delivered in connection with this Agreement to any of the parties hereto shall be written and shall be delivered to such party at the following address:

If to the Securityholder Representative or any Holder, to the Securityholder Representative at:

Shareholder Representative Services LLC
1614 15th Street, Suite 200
Facsimile: (303) 623-0294
Email: deals@shareholderrep.com
Attention: Managing Director

with a copy to (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Facsimile: (212) 757-3990
Email:	rschumer@paulweiss.com
tstewart@paulweiss.com

Attention:	Robert B. Schumer, Esq.
Tarun M. Stewart, Esq.

If to Parent to:

HeartWare International, Inc.
205 Newbury Street, Suite 101
Framingham, MA 01701
Facsimile: (508) 739-0948
Email: lknopf@heartwareinc.com
Attention: Lawrence Knopf, Esq.

with a copy to (which shall not constitute notice) to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Facsimile: (212) 848-7179
Email:	cobrien@shearman.com
robert.katz@shearman.com

Attention:	Clare O’Brien, Esq.
Robert Katz, Esq.

Each notice shall be in writing and shall be sent to the party to receive it, postage prepaid by certified mail, return receipt requested, or by a nationally recognized overnight courier service that provides tracking and proof of receipt. Notices shall be deemed delivered upon receipt, except that in the case of email or facsimile transmission, notices shall be deemed delivered immediately (so long as confirmation of transmission is electronically or mechanically generated and kept on file by the sending party).

Section 6.6 Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to be benefit of and be binding upon the successors and assigns of each of the parties hereto, including subsequent holders of Registrable Securities that have executed and delivered to Parent their written agreement to be bound by all of the terms of this Agreement as a “Holder” hereunder; provided that the rights of a Holder hereunder may only be assigned to an Affiliate of such Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 6.7 Headings. Headings are included solely for convenience of reference and if there is any conflict between headings and the text of this Agreement, the text shall control.

Section 6.8 Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of Parent and (x) the Securityholder Representative or (y) the Holders of a majority of the Registrable Securities then outstanding; provided that the provisions of the preceding provision may not be amended or waived except in accordance with this sentence. Any waiver, permit, consent or approval of any kind or character on the part of the Securityholder Representative or any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder and Parent.

Section 6.9 Securities Register Notation. Each Holder acknowledges that Parent has instructed the transfer agent for the Parent Shares to note on each Holder’s securities account that the Parent Shares reflected in such account have not been registered under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an exemption from registration as provided in this Agreement.

Section 6.10 Interpretation; Absence of Presumption. For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph or other references are to the Sections, paragraphs, or other references to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iv) the word “or” shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, (vi) when calculating the period of time before which, within which or following which any act is to be done or step to be taken pursuant to this Agreement, the date that is reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next succeeding Business Day and (vii) any reference to any law shall be deemed also to refer to all rules and regulations promulgated thereunder and as such law or rules and regulations may be amended, supplemented or otherwise modified. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instruments to be drafted.

Section 6.11 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

Section 6.12 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such severance and construction would materially alter the intent of the parties hereto with respect to the transactions contemplated by this Agreement.

Section 6.13 Specific Performance; Other Rights. The parties hereto recognize that various rights rendered under this Agreement are unique and that monetary damages would not provide adequate compensation if the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and, accordingly, the parties shall, in addition to such other remedies as may be available to them at law or in equity, have the right to enforce the rights under this Agreement by actions for injunctive relief and specific performance. The parties agree not to raise any objections or defenses to the availability of equitable remedies (including that a remedy at law would be adequate) to prevent or restrain breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the parties under this Agreement.

Section 6.14 No Waiver. The waiver of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

Section 6.15 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 6.16 Jurisdiction. The parties agree that any suit, action or other proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any state or federal court located in Wilmington, Delaware, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or other proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or other proceeding in any such court or that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or other proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.5 shall be deemed effective service of process on such party.

Section 6.17 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.17.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

HEARTWARE INTERNATIONAL, INC.

By:	/s/ Larry Knopf
	Name:	Larry Knopf
	Title:	Senior Vice President

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Securityholder Representative

By:	/s/ W. Paul Koenig
	Name:	W. Paul Koenig
	Title:	Managing Director

COÖPERATIEVE AAC LS U.A.

By:	Forbion I Management B.V.

By:	/s/ M.A. van Osch
	Name:	M.A. van Osch
	Title:	Director

By:	/s/ H.A. Slootweg
	Name:	H.A. Slootweg
	Title:	Director

FORBION CO-INVESTMENT COÖPERATIEF U.A.

By:	Forbion I Management B.V.

By:	/s/ M.A. van Osch
	Name:	M.A. van Osch
	Title:	Director

By:	/s/ H.A. Slootweg
	Name:	H.A. Slootweg
	Title:	Director

FORBION CO-INVESTMENT II COÖPERATIEF U.A.

By:	Forbion I Co II Management B.V.

By:	/s/ M.A. van Osch
	Name:	M.A. van Osch
	Title:	Director

By:	/s/ H.A. Slootweg
	Name:	H.A. Slootweg
	Title:	Director

M&F LIFE SCIENCES HOLDINGS I, LLC

By:	/s/ Eric Rose
	Name:	Eric Rose
	Title:	Authorized Signatory

OBP IV-HOLDINGS LLC

By:	OBP Management IV, L.P.,
its General Partner

By:	/s/ Scott Halsted
	Name:	Scott Halsted
	Title:	Authorized Signatory

MRNA II - HOLDINGS LLC

By:	MRNA Fund II L.P.

By:	OBP Management IV, L.P.,
its General Partner

By:	/s/ Scott Halsted
	Name:	Scott Halsted
	Title:	Authorized Signatory

FOUNDATION MEDICAL PARTNERS II, L.P.

By:	Foundation Medical Managers II, LLC

By:	/s/ Lee Wrubel
	Name:	Lee Wrubel
	Title:	Authorized Signatory

CREDIT LYONNAIS VENTURE CAPITAL (SCR)
CREDIT AGRICOLE EUROPE INNOVATION 2008
CAPITAL INVEST PME
LCL INNOVATION 2007
LCL INNOVATION 2008

By:	Omnes Capital,
its General Partner

By:	/s/ Alexia Perouse
	Name:	Alexia Perouse
	Title:	Co-Head Venture Capital

SBBM CORPORATION

By:	/s/ Ippei Mimura
	Name:	Ippei Mimura
	Title:	Director

DONALD S. BAIM REVOCABLE TRUST

By:	/s/ Caryn Paris
	Name:	Caryn Paris
	Title:	Trustee and executrix of estate

FLEA STREET TRANSLATIONAL, LLC

By:	/s/ Ted Tussing
	Name:	Ted Tussing
	Title:	Managing Member

PAULO, LLC

By:	/s/ Paul Teirstein
	Name:	Paul Teirstein
	Title:	Authorized Signatory

ACCELERATED HOLDING CORPORATION

By:	/s/ John P. Brancaccio
	Name:	John P. Brancaccio
	Title:	Chief Financial Officer

MARTIN LEON, MD

/s/ Martin Leon, MD

WILLEM FLAMENG, MD

/s/ Willem Flameng, MD

ROLF KAESE

/s/ Rolf Kaese

JOSEPH MULLINGS

/s/ Joseph Mullings

JOHN WANG

/s/ John Wang

KAREN BRESTENSKY

/s/ Karen Brestensky

MICHAEL WECHNER

/s/ Michael Wechner

THOMAS MORTENSEN

/s/ Thomas Mortensen

HORST SCHNEIDER

/s/ Horst Schneider

BART MEYNS, MD

/s/ Bart Meyns, MD

THORSTEN SIESS

/s/ Thorsten Siess

SQUARE 1 BANK

By:	/s/ Lan Zhu
Name: Lan Zhu
Title: Client Manager

SVB FINANCIAL GROUP

By:	/s/ Michael Kruse
Name: Michael Kruse
Title: Treasurer

DENISE REONIERI

/s/ Denise Reonieri